February 28, 2005




Forum Funds
Two Portland Square
Portland, Maine 04101

Ladies and Gentlemen:

         We consent to the continued inclusion of our opinion dated January 5, 1996 as to the legality of the securities registered by Forum Funds as of that date as an exhibit in connection with Post-Effective Amendment No. 164 to the Registration Statement of Forum Funds.




                                                      Very truly yours,



                                                      /s/ Seward & Kissel LLP
                                                      Seward & Kissel LLP


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